Exhibit 99.2

FOR IMMEDIATE RELEASE                            Contacts:

                                                 Bill Chardavoyne
                                                 Chief Financial Officer
                                                 (310) 255-2229
                                                 bchardavoyne@activision.com
                                                 ---------------------------

                                                 Kristin Mulvihill Southey
                                                 VP, Investor Relations
                                                 (310) 255-2635
                                                 ksouthey@activision.com
                                                 ---------------------------

                                                 Maryanne Lataif
                                                 VP, Corporate Communications
                                                 (310) 255-2704
                                                 mlataif@activision.com
                                                 ----------------------------




                       ACTIVISION DISCUSSES STOCK OFFERING


Santa Monica, Ca - June 4, 2002 - Activision, Inc. (Nasdaq: ATVI) today announced that the company will use the proceeds from its previously announced stock offering to take advantage of the growth opportunities that it expects will be afforded by the rapidly growing worldwide installed base of new console and hand-held video game systems. Activision expects the closing of this transaction to take place on June 7, 2002.


Activision also reaffirmed its previously increased fiscal year 2003 financial guidance, including the increased number of shares to be outstanding after the offering. Based on the overall strength of the video game industry,

strong market performance of its titles globally and anticipated use of proceeds from the offering, the company expects earnings per share of $1.10 on net revenues of $890 million.


"This offering is yet another step in our strategy to enable us to continue our role as a leading player in the interactive entertainment industry," states

Robert Kotick, Chairman and CEO, Activision, Inc. "We remain confident about the positive outlook for our business over this current cycle and future cycles. We take a long-term perspective with respect to capital usage and we expect that this offering will afford us financial flexibility for many fiscal years by allowing us to continue building our operating capability while enhancing shareholder value."


Funds raised from the offering will be used to acquire product development resources and intellectual property rights. Kotick continued, "We believe that during past growth phases, independent companies that consolidated the most valuable assets and relationships gained the most strength during growth cycles.

We plan to assess all opportunities against the main goal of increasing our profitability while adding to core strategic capabilities. Adding greater financial flexibility to our management team, scale and product visibility will,

we believe, take Activision to the next level."


Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted revenues of $786 million for the fiscal year ended March 31, 2002.


Activision maintains operations in the U.S., Canada, the United Kingdom, France,

Germany, Japan, Australia, and the Netherlands. More information about

Activision and its products can be found on the company's World Wide Web site,

which is located at www.activision.com.



The statements contained in this release that are not historical facts are "forward-looking statements." The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, and other factors that could affect Activision, are described in the prospectus filed as part of the company's registration statement on Form S-3 (File No. 333-74460) filed with the Securities and Exchange Commission on December 4, 2001 and in Activision's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, which was filed with the United States Securities and Exchange Commission. Readers of this press release are referred to such filings.

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